EXHIBIT 99.2


                        NEW JERSEY RESOURCES CORPORATION
                      AUTOMATIC DIVIDEND REINVESTMENT PLAN

                          EMPLOYEE AUTHORIZATION FORM


                                                   SOCIAL SECURITY # (REQUIRED)


EMPLOYEE NO.                                                    DATE

I Wish To:  (Please check one.)

[ ] Start a new account.

[ ] Make a change to an existing account.

(Please check all that apply.)

     1.  [ ]   Reinvest dividends from shares for which I hold the certificate.
               Not checking this box means you will receive cash dividends for certificated shares. (Account names stated below must match registration of the certificates.) Dividends on shares held by the Plan for your account are automatically reinvested.

     2.  [ ]   Payroll deduction of ________________ per pay period. (Must be an amount equal to at least $2.50 per week and not more than 10% of base gross weekly pay.)

     3.  [ ]   Voluntary cash contribution. (A check or money order in the amount of $25.00 or more must accompany this form.)

     4.  [ ]   Discontinue payroll deduction. (All deductions taken prior to discontinuance will be invested.)

I, the undersigned employee of New Jersey Resources Corporation (the "Company"), or of a subsidiary of the Company desiring to participate in the Company's Automatic Dividend Reinvestment Plan, hereby request and authorize the Company to apply all funds received from me, as designated below to the purchase of full and fractional shares of the Company's Common Stock for my account. I further appoint The First National Bank of Boston my agent to apply any funds deposited by me with the Company, in accordance with the Plan, to the purchase of full and fractional shares of Common Stock. My participation in the Plan and the authorization herein are subject to the terms and conditions set forth in the Prospectus describing the Plan, a copy of which I have received.



- --------------------------------              --------------------------------
Signature of Employee                         Signature of Spouse


- --------------------------------              --------------------------------
Print Name of Employee                        Print Name of Spouse


- --------------------------------             *Signature of spouse required if---
Street Address
                                             -   NEW account and joint
                                                 registration with spouse is
- --------------------------------                 desired.
City, State, Zip
                                             -   EXISTING account is in joint
                                                 registration with spouse.